EXHIBIT 10.155

SEVENTH AMENDMENT TO

RETIREMENT PLAN

The Retirement Plan adopted by Dollar Thrifty Automotive Group, Inc. (“DTAG”), on December 5, 1998, as amended by First Amendment to Retirement Plan adopted by DTAG on September 23, 1999, Second Amendment to Retirement Plan adopted by DTAG on January 14, 2000, and Adoption, Consent and Third Amendment to Retirement Plan adopted by DTAG as of July 1, 2000, and Fourth Amendment to Retirement Plan adopted by DTAG as of December 2, 2004, Fifth Amendment to Retirement Plan adopted by DTAG as of February 1, 2007, AND Sixth Amendment to Retirement Plan adopted by DTAG on February 1, 2007, and rescinded on February 27, 2007 (collectively, the “Plan”) is hereby amended by this Seventh Amendment to Retirement Plan.

RECITALS:

The following paragraph is added as the last paragraph to Section 6.1 of the Plan:

Pursuant to IRS Notice 2006-79, a Participant may make new payment elections with respect to the time and form of payment of amounts deferred under this Plan, provided that such new payment election is made on or before December 31, 2007, and provided further that (i) the new election may apply only to amounts that would not otherwise be payable in 2007, and (ii) may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.

This Seventh Amendment was approved by the Human Resources & Compensation Committee of the Board of Directors of DTAG at its meeting held on September 26, 2007.